**FIRST AMENDMENT AND JOINDER TO LOAN DOCUMENTS**

This FIRST AMENDMENT AND JOINDER TO LOAN DOCUMENTS ("**Joinder**"), dated as of March 19, 2012, is made by **EMTEC INFRASTRUCTURE SERVICES CANADA CORPORATION,** a Canadian corporation ("**Joining Borrower**"), **PNC BANK, NATIONAL ASSOCIATION,** a national banking association, in its capacity as agent ("**Agent**"), and each of the financial institutions which are now or hereafter parties to the Loan Agreement (as defined below) (each such financial institution, individually a "**Lender**" and collectively all "**Lenders**").

BACKGROUND

A. Pursuant to the terms of a certain Revolving Credit and Security Agreement dated as of December 30, 2011 among Emtec, Inc. (a Delaware corporation), Emtec, Inc. (a New Jersey corporation), Emtec Infrastructure Services Corporation, Emtec Viasub LLC, Emtec Global Services LLC, KOAN-IT (US) CORP., Emtec Federal, Inc., eBusiness Application Solutions, Inc., Luceo, Inc., Aveeva, Inc., Secure Data, Inc., Covelix, Inc., Dinero Solutions, LLC and Gnuco, LLC (collectively, "**Existing Borrowers**"), Agent and Lenders (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the "**Loan Agreement**"), Lenders made available to Existing Borrowers, inter alia, a revolving line of credit. All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement.

B. The Loans are secured by, inter alia, continuing perfected security interests in the Collateral.

C. Existing Borrowers have requested that Agent and Lenders modify the defined term "EBITDA" in the Loan Agreement and Agent and Banks have agreed to such modifications in accordance with and subject to the satisfaction of the conditions hereof.

D. Joining Borrower is a Subsidiary of Emtec Infrastructure Services Corporation, an Existing Borrower, and Joining Borrower and Existing Borrowers have requested that Joining Borrower be permitted to join into the Loan Agreement and the Other Documents (collectively with the Loan Agreement, the "**Loan Documents**"), as if an original signatory thereto, and Agent and Lender have so consented subject to the terms and conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Amendment to Credit Agreement. Section 1.2 of the Loan Agreement is hereby amended by deleting the definition of "EBITDA" therein in its entirety and substituting in lieu thereof the following definition:

> "'EBITDA' shall mean for any period the sum of (a) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding extraordinary gains or losses), plus (b) all interest expense of Borrowers on a Consolidated Basis for such period,

plus (c) tax expenses for Borrowers on a Consolidated Basis for such period, plus (d) depreciation expenses for Borrowers on a Consolidated Basis for such period, plus (e) amortization expenses for Borrowers on a Consolidated Basis for such period, plus (f) all non-cash stock based compensation expensed during such period, plus (g) all non-cash expenses related to warrant liability adjustments during such period plus (h) all expenses accrued during such period under any bonus, retention or other performance-based agreement executed prior to the Closing Date in connection with a Borrower's acquisition of the assets or Equity Interests of another Person minus (i) all non-cash stock based compensation that increases income during such period minus (j) all non-cash income related to warranty liability adjustments during such period ."

2. Joinder. Joining Borrower hereby becomes a Borrower under the Loan Agreement and the Loan Documents and a Pledgor under the Pledge Agreement. All references to a Borrower or a Pledgor contained in the Loan Agreement and Loan Documents are hereby deemed for all purposes to also refer to and include Joining Borrower as a Borrower and Pledgor, and Joining Borrower hereby agrees to comply with all of the terms and conditions of the Loan Documents as if an original signatory thereto, including as a signatory to the Note. Joining Borrower is jointly and severally liable for the unconditional and prompt payment and performance of all Obligations. The Loan Agreement is hereby further amended as set forth on Schedule A attached hereto.

3. Representations and Warranties. Joining Borrower represents and warrants to Agent and Lenders that:

a. Prior Representations. After giving effect to the amendments contained in Schedule A to the representations and warranties set forth in Article V of the Loan agreement and the amended and restated Schedules referred to in Schedule A and attached to this Joinder, each of the representations and warranties set forth in Article V of the Loan Agreement is true and correct as to Joining Borrower on and as of the date hereof as if made on and as of the date hereof by Joining Borrower, except for any representations and warranties in Article V that relate solely to an earlier date.

b. Authorization. The execution and delivery by Joining Borrower of this Joinder (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Joining Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Joining Borrower is a party or by which the property of Joining Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of the Joining Borrower.

c. Valid, Binding and Enforceable. This Joinder and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by any federal, provincial or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar laws, proceedings, or equitable principles affecting the enforcement of creditors' rights, as amended from time to time.

d. No Default. No Default or Event of Default exists.

4. Ratification of Loan Documents. The Schedules to this Joinder form an integral part of the Joinder. This Joinder is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent expressly modified by this Joinder, are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Joinder. This Joinder does not and shall not be deemed to constitute a waiver by Agent or any Lender of any Default, Event of Default, or of any of Agent's or Lender's rights or remedies.

5. Confirmation of Existing Borrowers. By its signature below, each Existing Borrower hereby consents to and acknowledges the terms and conditions of this Joinder and agrees that its obligations under Loan Documents are ratified and confirmed and shall continue in full force and effect and shall continue to cover all Obligations. As security for the payment of the Obligations, and satisfaction by each Existing Borrower of all covenants and undertakings contained in the Loan Documents, each Existing Borrower hereby confirms its prior grant to Agent, for the ratable benefit of Lenders, of a continuing first lien on and security interest in, upon and to all of such Existing Borrower's now owned or hereafter acquired, created or arising Collateral.

6. Effectiveness Conditions. This Joinder shall become effective upon the satisfaction of all of the following conditions:

a. Execution and delivery of this Joinder by the parties hereto;

b. Execution and delivery of a Security Agreement in favor of Agent by Joining Borrower (the "**Canadian Security Agreement**") granting Agent a security interest in all of Joining Borrower's assets;

c. Execution and delivery of an amendment to the Subordination Agreement by the parties thereto;

d. Execution and delivery by Joining Borrower of a post-closing undertaking pursuant to which it will undertake to, within 45 days of the date hereof, either (i) deliver a deposit account control agreement in favor of Agent for each of Joining Borrower's accounts

with Canadian Imperial Bank of Commerce, in form and substance reasonably satisfactory to Agent, for the collection or servicing of the Receivables and proceeds of the Collateral or (ii) close all accounts maintained at such bank;

e. Delivery to Agent of certified copies of (A) resolutions of the board of directors of Joining Borrower authorizing the execution, delivery and performance of this Joinder and the transactions contemplated hereby, and (B) Joining Borrower's certificate and articles of incorporation and by-laws;

f. Delivery to Agent of an incumbency certificate for Joining Borrower identifying all individuals authorized to execute this Joinder, with specimen signatures;

g. Delivery to Agent of a good standing certificate for Joining Borrower showing such Joining Borrower to be in good standing in its jurisdiction of organization and in each other jurisdiction in which it is doing and presently intends to do business;

h. Delivery to Agent of *Personal Property Security Act* (Ontario) lien, bankruptcy and insolvency, and litigation searches with regard to Joining Borrower (the results of which are to be satisfactory to Agent in its sole discretion);

i. Delivery of written opinion(s) of Joining Borrower's counsel addressed to Agent for the benefit of all Lenders as to such matters as Agent may require;

j. Delivery to Agent of any other agreements, documents, instruments and writings reasonably required by Agent to evidence and perfect Agent's liens and security interest in the Collateral (as defined in the Canadian Security Agreement) of Joining Borrower;

k. Deliver to Agent of completed Borrowing Base Certificate in form and substance satisfactory to Agent and evidencing that the Formula Amount in respect of Joining Borrower is sufficient in value and amount to support Advances in the amount requested by Joining Borrower on the date hereof;

l. Filing of *Personal Property Security Act* financing statements against Joining Borrower in order to create in favour of Agent a first priority perfected security interest in or lien on the Collateral (as defined in the Canadian Security Agreement) in each jurisdiction in which the filing is required or requested by Agent; and

m. Payment by Borrowers of all of Agent's Expenses.

7. Governing Law. THIS JOINDER, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS JOINDER AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8. Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrowers and Agent or Lenders, as required under the Loan Agreement.

9. Duplicate Originals. Two or more duplicate originals of this Joinder may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

10. Waiver of Jury Trial. EACH BORROWER, AGENT AND EACH LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

**[Balance of Page Intentionally Blank]**

IN WITNESS WHEREOF, the undersigned parties have executed this Joinder the day and year first above written.

**JOINING BORROWER:**

EMTEC INFRASTRUCTURE SERVICES
CANADA CORPORATION

By:____________________________
Name: Dinesh Desai
Title: CHAIRMAN

**AGENT AND LENDER:**

PNC BANK, NATIONAL ASSOCIATION

By:____________________________
Name: Jacqualine MacKenzie
Title: Vice President

By signing below, each such party accepts, acknowledges and agrees to the terms of this Agreement:

**EXISTING BORROWERS:**

EMTEC, INC. (a Delaware corporation)

By:____________________________
Name: Dinesh Desai
Title: CEO

EMTEC, INC. (a New Jersey corporation)

By:____________________________
Name: Dinesh Desai
Title: CEO

IN WITNESS WHEREOF, the undersigned parties have executed this Joinder the day and year first above written.

**JOINING BORROWER:**

EMTEC INFRASTRUCTURE SERVICES
CANADA CORPORATION

By:______________________________
Name: Dinesh Desai
Title:

**AGENT AND LENDER:**

PNC BANK, NATIONAL ASSOCIATION

By: Jacqualine MacKenzie
Name: Jacqualine MacKenzie
Title: Vice President

By signing below, each such party accepts, acknowledges and agrees to the terms of this Agreement:

**EXISTING BORROWERS**:

EMTEC, INC. (a Delaware corporation)

By:______________________________
Name: Dinesh Desai
Title: CEO

EMTEC, INC. (a New Jersey corporation)

By:______________________________
Name: Dinesh Desai
Title: CEO

EMTEC INFRASTRUCTURE SERVICES CORPORATION

By:________________________
Name: Dinesh Desai
Title: President

EMTEC VIASUB LLC

By:________________________
Name: Dinesh Desai
Title: CEO

EMTEC GLOBAL SERVICES LLC

By:________________________
Name: Dinesh Desai
Title: CEO

KOAN-IT (US) CORP.

By:________________________
Name: Dinesh Desai
Title: Chairman

EMTEC FEDERAL, INC.

By:________________________
Name: Dinesh Desai
Title: CEO

eBUSINESS APPLICATION SOLUTIONS, INC.

By:________________________
Name: Dinesh Desai
Title: CEO

LUCEO, INC.

By:________________________
Name: Dinesh Desai
Title: CEO

AVEEVA, INC.

By:________________________
Name: Dinesh Desai
Title: CEO

SECURE DATA, INC.

By:________________________
Name: Dinesh Desai
Title: CEO

COVELIX, INC.

By:________________________
Name: Dinesh Desai
Title: Chairman

DINERO SOLUTIONS, LLC

By: ______________________________
Name: Dinesh Desai
Title: CEO

GNUCO, LLC

By: ______________________________
Name: Dinesh Desai
Title: President

**Schedule A**
**Amendments to the Loan Agreement**

1. The definition of "**Anti-Terrorism Laws**" in Section 1.2 of the Agreement is hereby amended by adding the words "*Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada)" after the words "the USA PATRIOT Act,".

2. The definition of "**Applicable Law**" in Section 1.2 of the Agreement is hereby amended by adding the word "provincial," after the words "all applicable state," .

3. The following new definitions are added to Section 1.2 of the Agreement in alphabetical order:

   "**Canadian Pension Plan**" means a pension plan which is a "registered pension plan" as defined in the Income Tax Act or is subject to the funding requirements of applicable pension standards legislation in any Canadian jurisdiction which is sponsored, administered or contributed to by any Borrower or under which any Borrower has any actual or potential liability, including any funding arrangement maintained in connection with such plan."

   "**Canadian Security Agreement**" means any security agreement executed by Emtec Canada in favour of the Agent securing the Obligations.

4. Clause (c) of the definition of "**Change of Ownership**" in Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

   "(c) any merger, consolidation, amalgamation or sale of substantially all of the property or assets of any Borrower or any direct or indirect Subsidiary of any Borrower unless any of the foregoing is the result of a transaction permitted under Section 7.1 hereof or a transaction in which a Subsidiary is merged into or consolidated or amalgamated with any other Subsidiary or a Borrower, provided that, in the case of a merger into or consolidation or amalgamation with a Borrower, the Borrower is the surviving Person (and in the case of a merger into or consolidation or amalgamation with Emtec DE, Emtec DE is the surviving Person)".

5. The definition of "**Charges**" in Section 1.2 of the Agreement is hereby amended by adding the word "capital" after the words "including all net income, gross income,".

6. Clause (i) of the definition of "**Eligible Receivables**" in Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

   "(i) the Customer is (i) the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 *et seq.* and 41 U.S.C. Sub-Section 6305 *et seq.*) or has otherwise complied with other applicable statutes or ordinances or Agent otherwise, in its reasonable credit judgment, deems

such Receivable an Eligible Receivable; or (ii) Her Majesty in Right of Canada or any provincial or local Governmental Body, or any ministry, unless the Borrower assigns its right to payment of such Receivable to the Agent in compliance with the particular prescriptions of the *Financial Administration Act* (Canada), as amended, or any similar applicable federal, provincial, or local law, regulation, or requirements or Agent otherwise, in its reasonable credit judgment, deems such Receivable an Eligible Receivable; provided that any such Receivable shall be an Eligible Receivable for the first sixty (60) days following the Closing Date;"

1. The word "or" at the end of Clause (o) of the definition of "**Eligible Receivables**" in Section 1.2 of the Agreement is hereby deleted and new clauses (p) and (q) are added to the definition of "**Eligible Receivables**" as follows:

   "(p) in the case of Emtec Canada, such Receivable is an Excluded Receivable;

   (q) in the case of Emtec Canada, the sale is to a Customer located in the Province of Quebec; or"

2. Clause (p) of the definition of "**Eligible Receivables**" in Section 1.2 of the Agreement is hereby is renumbered as clause (r).

3. The definition of "**Environmental Laws**" in Section 1.2 of the Agreement is hereby amended by adding the word "provincial" after the words "shall mean all federal, state,".

4. The following new definition is added to Section 1.2 in its alphabetical order:

   ""**Excluded Receivable**" means any Receivable owing by a Customer of Emtec Canada that is a Blocked Person or that arises out of a transaction or activity that would violate the Trading with the Enemy Act."

5. The definition of "**Governmental Body**" in Section 1.2 of the Agreement is hereby amended by adding the word "province" after the words "shall mean any nation or government, any state,".

6. The definition of "**Hazardous Substance**" under Section 1.2 of the Agreement is hereby amended by adding the words "the *Canadian Environmental Assessment Act*, the *Canadian Environmental Protection Act, 1999*, the *Environmental Assessment Act* (Ontario)" after the words "the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, *et seq.*), RCRA,"

7. The definition of "**Hazardous Wastes**" under Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

   ""**Hazardous Wastes**" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state or provincial law, and any other applicable Federal, provincial and state laws now in force or hereafter enacted relating to hazardous waste disposal."

8. The following new definition is added to Section 1.2 in its alphabetical order:

> "“**Income Tax Act**” means the *Income Tax Act* (Canada), as amended from time to time."

9. The definition "**Lien**" in Section 1.2 of the Agreement is hereby amended by adding the words "the PPSA" after the words "any financing statement under the Uniform Commercial Code,".

10. The definition of "**Permitted Encumbrances**" in Section 1.2 of the Agreement is hereby amended by adding the following paragraph as a new paragraph after subparagraph (k):

> "The inclusion of Permitted Encumbrances in this Agreement is not intended to subordinate and shall not subordinate any Lien created by any of the security contemplated by this Agreement and the Other Documents to any Permitted Encumbrance."

11. The definition of "**Other Documents**" in Section 1.2 of the Agreement is hereby amended by adding the words "any Canadian Security Agreement," after the words "any Guarantor Security Agreement,".

12. The definition of "**Person**" in Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

> "“**Person**” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, limited partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, provincial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof)."

13. The following new definition is added to Section 1.2 of the Agreement in its alphabetical order:

> "“**PPSA**” means the *Personal Property Security Act* (Ontario) or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, in each case as in effect from time to time."

14. The following new definition is added to Section 1.2 in its alphabetical order:

> "“**Priority Payables**” means the full amount of the liabilities of any Borrower that (a) have a trust imposed to provide for payment or a security interest, pledge, lien, hypothec, or charge ranking or capable of ranking senior to or *pari passu* with security interests, pledges, liens, hypothecs, or charges securing the Obligations on any Collateral under any federal, provincial, state, county, district, municipal, local, or foreign law or (b) have a right imposed to provide for payment ranking or capable of ranking senior to or *pari passu* with the

Obligations under local or national law, regulation, or directive, including, but not limited to, claims for unremitted or accelerated rents, taxes, wages, withholdings taxes (including claims for debts due to Canada Revenue Agency), value added taxes, and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, severance and termination pay, claims pursuant to the *Wage Earner Protection Program Act* (Canada), workers' compensation obligations, government royalties, or pension obligations, in each case to the extent such trust, or security interest, pledge, lien, hypothec, or charge has been or may be imposed."

15. The definition of "**Subsidiary Stock**" under Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

> ""**Subsidiary Stock**" shall mean (a) all of the issued and outstanding Equity Interests of any Subsidiary other than a Foreign Subsidiary owned by any Borrower (however, with respect to Emtec Canada, "Subsidiary Stock" shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by it) and (b) with respect to any first-tier Foreign Subsidiary owned by any Borrower (other than Emtec Canada), sixty-five percent (65%) of the Equity Interests of such Foreign Subsidiary."

16. The definition of "**Toxic Substance**" under Section 1.2 of the Agreement is hereby amended by adding the words "or provincial" after the word "state" each time such word appears in this definition.

17. Subsection 2.1(a)(vii) of the Agreement is hereby deleted in its entirety and replaced with the following:

> "(vii) such reserves (including, without limitation, the Payroll Reserve and reserves on account of Priority Payables) all as Agent may reasonably deem proper and necessary from time to time in its reasonable credit judgment."

18. Section 3.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

> "**3.5 Computation of Interest and Fees**
>
> (a) Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.
>
> (b) For purposes of the *Interest Act* (Canada) in respect of Emtec Canada: (i) whenever any interest or fee under this Agreement with respect to the Advances is calculated using a rate based on a period of time other than a calendar year, such rate determined pursuant to such calculation, when

expressed as an annual rate, is equivalent to (x) the applicable rate based on such period of time, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time; (ii) the principle of deemed reinvestment of interest will not apply to any interest calculation; and (iii) the rates of interest stipulated are intended to be nominal rates and not effective rates or yields."

19. Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

"**3.6 Maximum Charges**

(a) In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law; such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

(b) If any provision of this Agreement would oblige Emtec Canada to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the *Criminal Code* (Canada)), then, notwithstanding such provision, such amount or rate will be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums, and other amounts required to be paid to the affected Lender that would constitute interest for purposes of Section 347 of the *Criminal Code* (Canada)."

20. A new Section 3.12 is hereby added to the Agreement:

"**3.12 Currency Indemnity**

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any Other Document, it becomes necessary to convert into a particular currency any amount due under this Agreement or under any Other Document (the "**Judgment Currency**") in any currency other than the Judgment Currency (the "**Currency Due**"), then conversion will be made at the

rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practices. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, the Borrowers will, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement or such amount, if any, as may be necessary to ensure that the amount received by the Agent on such date is the amount in the Judgment Currency that when converted at the rate of exchange prevailing on the date of receipt by the Agent is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due that the Agent is so able purchase is less than the amount of the Currency Due originally due to it, Borrowers will indemnify and save the Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Agreement and the Other Documents, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Agent from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any Other Document or under any judgment or order."

21. Section 4.2 of the Agreement is hereby amended to add the words ", the PPSA" after the words "under the Uniform Commercial Code,".

22. Subsection 4.15(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(d) *Collection of Receivables*. Borrowers shall instruct all Customers to deliver all remittances upon Receivables to such lockbox account, Blocked Account or Depository Account as Agent shall designate from time to time as contemplated by Section 4.15(h) hereof or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables (other than Excluded Receivables), such Borrower shall, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables (other than Excluded Receivables), and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall deposit in the Blocked Account or any Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. All remittances of Receivables (other than Excluded Receivables) received by Agent pursuant to this Section 4.15(d) shall be applied to the Obligations. Emtec Canada acknowledges that neither the Agent nor any Lender will

be required to apply or otherwise remit any proceeds of Excluded Receivables received by it in accordance with Applicable Laws (including Anti-Terrorism Laws or the Trading with the Enemy Act) and the direction of Governmental Bodies responsible for the administration of such Applicable Laws."

23. Subsection 5.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(a) Each Borrower is duly incorporated or formed as applicable and in good standing under the laws of the jurisdictions listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the jurisdictions listed on Schedule 5.2(a) which constitute all of the jurisdictions in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its Organizational Documents as in effect on the Closing Date and will promptly notify Agent of any amendment or changes thereto."

24. Section 5.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

"**5.4 Tax Returns**

Each Borrower's federal tax identification number or federal and provincial business number, as applicable, is set forth on Schedule 5.4. Each Borrower has filed all federal, and material state, provincial and local tax returns and other reports each is required by law to file and has paid all material taxes, assessments, fees and other governmental charges that are due and payable. Federal, state, provincial and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending August 31, 2011, except for tax returns that are being Properly Contested. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books."

25. Section 5.8 of the Agreement is hereby amended by adding the following new subsection (e) following subsection (d):

"(e) No Borrower sponsors, administers or contributes to a Canadian Pension Plan, nor has ever sponsored, administered, or contributed to a Canadian Pension Plan."

26. Subsection 5.24(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(a) *General.* Except as disclosed in Schedule 5.24 or in writing after the date hereof with respect to Emtec Canada, neither any Borrower nor, to Borrowers' knowledge, any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law."

27. The last paragraph of Section 5.24 is hereby deleted in its entirety and replaced with the following:

"Except as disclosed in Schedule 5.24 or in writing after the date hereof with respect to Emtec Canada, neither any Borrower nor to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224."

28. Section 5.25 of the Agreement is hereby deleted in its entirety and replaced with the following:

**"5.25 Trading with the Enemy**

No Borrower has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act, except as disclosed in Schedule 5.25 with respect to Emtec Canada."

29. Section 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

**"6.4 Government Receivables**

Take all steps reasonably requested by Agent and necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code, the *Financial Administration Act* (Canada), the PPSA and all other applicable federal, state, provincial or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States or Canada, any state, province or any department, agency or instrumentality of any of them."

30. Section 6.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

**"6.9 Securities Law**

Promptly notify Agent in writing if any Borrower or any of its Subsidiaries (a) registers any additional classes of securities under the Exchange Act or any under applicable Canadian securities laws or (b) files a registration statement under the Securities Act, other than a registration statements relating to issuances of securities to employees on Form S-8, or lists any securities in any national or provincial securities exchange."

31. Subsection 7.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(a) Enter into any merger, consolidation, amalgamation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate or amalgamate with or merge with it, except that a Borrower may merge into or consolidate or amalgamate with another Borrower or any Subsidiary, as long as a Borrower is the surviving Person (and with respect to any merger, amalgamation or consolidation involving Emtec DE, as long as Emtec DE is the surviving Person)."

32. Subsection 7.4(a) of the Agreement is hereby amended by adding the word "Canada" after the words "the United States of America,".

33. Subsection 7.4(c) of the Agreement is hereby amended by adding the words "or Canada" after the words "United States of America or any State thereof".

34. Subsection 7.4(d) of the Agreement is hereby amended by adding the words "or Canada" after the words "backed by United States".

35. A new Section 7.16A is hereby added to the Agreement:

**"7.16A Canadian Pension Plans and Canadian Benefit Plans**

(a) Establish any new Canadian Pension Plan other than any Canadian Pension Plan for which Agent has provided its prior written consent;

(b) contribute to or assume an obligation to contribute to any "multi-employer pension plan" as such term is defined in the *Pension Benefits Act* (Ontario) or any similar plan under pension standards legislation in another jurisdiction, except where the Agent has provided its prior written consent; or

(c) acquire, or permit any other Borrower to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or has any liability with respect to any "registered pension plan", as defined in subsection 248(1) of the Income Tax Act, which contains a "defined benefit provision", as defined in subsection 147.1(1) of the Income Tax Act, except where the Agent has provided its prior written consent."

36. Section 7.18 of the Agreement is hereby amended by adding the following paragraph to the end of this Section:

> "Provided, however, that Emtec Canada shall not be required to comply with this Section 7.18 or Section 7.20 to the extent such compliance would violate or otherwise contravene the *Foreign Extraterritorial Measures Act* (Canada) or any other Applicable Laws in Canada."

37. Section 9.3 of the Agreement is hereby amended by adding the word "provincial" after the words "all material respects with all federal, state,".

38. Section 9.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

> **"9.6 Government Receivables**
>
> Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States or Canada, any state or province, or any department, agency or instrumentality of any of them including a Schedule showing the applicable contract, administrative office and finance office and such other information as Agent may request in order to properly effectuate an assignment of claims under federal law. Upon receipt of any such notice, Agent shall assist the applicable Borrower or Borrowers in assigning its or their rights to payment of such Receivables to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 *et seq.* and 41 U.S.C. Sub-Section 6305 *et seq.*) or the *Financial Administration Act* (Canada)."

39. Section 10.4 of the Agreement is hereby amended by adding the word "garnishment," after the words "Issuance of a notice of Lien, levy, assessment,".

40. Section 10.7 of the Agreement is hereby amended by adding the word "provincial" after the words "commence a voluntary case under any state,".

41. Subsection of 11.1(a)(iii) of the Agreement is hereby amended by adding the word "provincial" after the words "in any involuntary case under any state,".

42. The last paragraph of subsection of 11.1(a) of the Agreement is hereby amended by adding the words "or the PPSA" after the words "under the Uniform Commercial Code".

43. A new Subsection 11(c) is hereby added to the Agreement:

> "(c) Upon the occurrence of an Event of Default which is continuing, the Agent may seek the appointment of a receiver, receiver-manager or keeper (a "**Receiver**") under the laws of Canada or any Province thereof to take possession of all or any portion of the Collateral of Borrowers or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of the Borrowers and not Agent and the Lenders, and Agent and the Lenders shall not be in any

way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of the Borrowers, to preserve Collateral of the Borrowers or its value, to carry on or concur in carrying on all or any part of the business of the Borrowers and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of the Borrowers. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Borrowers, enter upon, use and occupy all premises owned or occupied by the Borrowers wherein Collateral of the Borrowers may be situated, maintain Collateral of the Borrowers upon such premises, borrow money on a secured or unsecured basis and use Collateral of the Borrowers directly in carrying on the Borrowers' business or as security for loans or advances to enable the Receiver to carry on the Borrowers' business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

44. Section 13.2 of the Agreement is hereby amended by adding the words "or the PPSA" after the words "under the Uniform Commercial Code".

45. The following new Section 14.13 is added after Section 14.12:

"**14.13 Delegation of Duties**

The Agent reserves the right to execute any of its duties under this Agreement or any Other Document by or through a separate Canadian agent, to hold or realize on the Collateral of Emtec Canada or enforce this Agreement or any Other Document against Emtec Canada."

46. Schedules 4.5, 4.15(c), 4.15(h), 5.2(a), 5.2(b), 5.4, 5.6 and 5.27 and Exhibit 1.2 are amended and restated in their entirety, are collectively attached to this Schedule A and form an integral part of the Agreement.

47. Schedules 5.24 and 5.25 are collectively attached to this Schedule A and form an integral part of the Agreement.